    As filed with the Securities and Exchange Commission on December 30, 1999

                                                      Registration No. 333-58401
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                           ACACIA RESEARCH CORPORATION
             (Exact name of registrant as specified in its charter)
                               -------------------

             Delaware                                        95-4405754
  (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                         Identification No.)

                              55 South Lake Avenue
                           Pasadena, California 91101
                                 (626) 396-8300
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              KATHRYN KING-VAN WIE
                              55 SOUTH LAKE AVENUE
                           PASADENA, CALIFORNIA 91101
                                 (626) 396-8300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:

                             D. STEPHEN ANTION, ESQ.
                              O'MELVENY & MYERS LLP
                            1999 AVENUE OF THE STARS
                                    7TH FLOOR
                       LOS ANGELES, CALIFORNIA 90067-6035
                                 (310) 553-6700
                               -------------------

No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement No. 333-58401. Therefore, no further registration fee is required.

The Exhibit Index for this Post-Effective Amendment follows the signature page.
================================================================================

                           ACACIA RESEARCH CORPORATION

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM S-3

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 (this "Amendment") to that certain Registration Statement on Form S-3 (File No. 333-58401, the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by Acacia Research Corporation, a Delaware corporation ("Acacia Delaware" or the "Company"), which is the successor to Acacia Research Corporation, a California corporation ("Acacia California"), following a statutory merger effective on December 28, 1999 (the "Merger") for the purpose of changing Acacia California's state of incorporation. Prior to the Merger, Acacia Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Acacia Delaware succeeded by operation of law to all of the assets and liabilities of Acacia California. The Merger was approved by the shareholders of Acacia California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Except as modified by this Amendment, Acacia Delaware, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.


                              PART II

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


         The Company's Certificate of Incorporation provides for the elimination of personal monetary liability of directors to the fullest extent permissible under Delaware law. Delaware law does not permit the elimination or limitation of director monetary liability for: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (iv) transactions in which the director received an improper personal benefit.

         The Company's Bylaws (the "Bylaws") provide for the indemnification to the fullest extent permitted by applicable law of any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his or her current or past service to the Company, against all liability and loss suffered and expenses (including attorney' fees) reasonably incurred by such person.

         The Company plans to enter into agreements (the "Indemnification Agreements") with each of the directors and executive officers of the Company pursuant to which the Company has agreed to indemnify such director or executive officer from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such director or executive officer in or arising out of such person's capacity as a director or executive officer of the Company or any other corporation of which such person is a director at the request of the Company to the maximum extent provided by applicable law. In addition, such director or executive officer will be entitled to an advance of expenses to the maximum extent authorized or permitted by law.

         To the extent that the Board of Directors or the stockholders of the Company may in the future wish to limit or repeal the ability of the Company to provide indemnification as set forth in the Certificate of Incorporation, such repeal or limitation may not be effective as to directors and executive officers who are parties to the Indemnification Agreements, because their rights to full protection would be contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors of the Company.

ITEM 16  EXHIBITS

      See the attached Exhibit Index that follows the signature page.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on the 30th day of December, 1999.



                                                By: /s/ Paul R. Ryan
                                                   -----------------------------
                                                      Paul R. Ryan
                                                      President and
                                                      Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Paul R. Ryan, R. Bruce Stewart and Kathryn King-Van Wie his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and this Post-Effective Amendment No. 1 to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



              Signature                                Title                               Date

                 *                            Director, President and Chief           December 30, 1999
--------------------------------              Executive Officer (Principal
Paul R. Ryan                                  Executive Officer)


/s/ Peter Frank
--------------------------------              Chief Financial Officer (Principal      December 30, 1999
Peter Frank                                   Financial Officer)

/s/ Mary Rose Colonna
--------------------------------              Controller (Principal Accounting        December 30, 1999
Mary Rose Colonna                             Officer)


                 *                            Chairman of the Board                   December 30, 1999
--------------------------------
R. Bruce Stewart


                 *                            Director                                December 30, 1999
--------------------------------
Thomas B. Akin


                 *                            Director                                December 30, 1999
--------------------------------
Fred A. de Boom


                 *                            Director                                December 30, 1999
--------------------------------
Edward W. Frykman

*By: /s/ Paul R. Ryan
    ----------------------------
      Paul R. Ryan
      Attorney-in-Fact


                                  EXHIBIT INDEX

Exhibit
Number                       Description of Exhibit
-------                      ----------------------
   2.1            Agreement and Plan of Merger of Acacia Delaware and Acacia
                  California (1)

   5.1            Opinion of O'Melveny & Myers LLP (opinion re legality)

   23.1 Consent of PricewaterhouseCoopers LLP (consent of independent accountants)

   23.2           Consent of O'Melveny & Myers LLP (included in Exhibit 5.1)

   24.1           Powers of Attorney (2)(3)

         (1)      Previously filed with the Current Report on Form 8-K on
                  December 30, 1999 (SEC File No. 000-26068).

         (2) Previously filed with the initial Registration Statement on Form S-3 on July 2, 1998 (SEC File No. 333-58401).

         (3)      Filed herewith on page S-1.

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